UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2012 (January 26, 2012)

III to I Maritime Partners Cayman I, L.P.

(Exact name of Registrant as specified in its charter)

Cayman Islands	000-53656	98-0516465
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)
5580 Peterson Lane Suite 155 Dallas, Texas		75240
(Address of principal executive offices)		(Zip Code)

(972) 392-5400

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Item 2.03 Creation of a Direct Financial Obligation.

Addendum No. 3 to Nord/LB Senior Loan

On January 26, 2012, ATL Offshore GmbH (“ATL Offshore”), one of a group of affiliated entities involved in the international shipping industry that are owned or controlled by Hartmann AG (the “Hartmann Group”), entered into an addendum under our loan agreement of December 19, 2008 (“Senior Loan”) with Norddeutsche Landesbank Girozentrale (“Nord/LB”), the German bank through which the acquisition of our anchor handling tug supply (“AHTS”) vessels was financed, allowing a deferral of six consecutive quarterly principal redemptions under the Senior Loan for payments due on or after March 10, 2011 (“Nord/LB Deferral”). ATL Offshore acts as the general partner of the twelve German Kommanditgesellschafts (German limited partnerships) which each hold one AHTS vessel (each an “AHTS SPV”). Of the total fleet of twelve AHTS SPVs, we own a 75% interest in five AHTS SPVs, and a 36% interest in a sixth AHTS SPV.

The Nord/LB Deferral is the outcome of an event of default that occurred in early 2011 (“Event of Default”) which led to negotiations with Nord/LB regarding the Senior Loan to reach a resolution to the Event of Default. The total potential amount of principal redemptions to be deferred by AHTS SPVs in which we hold an interest is $34,213,370 (EUR 26,285,625). The deferred installments are required to be repaid over the period from the fourth quarter of 2014 through the fourth quarter of 2016. During the fourth quarter 2014, each of the AHTS SPVs will be required to repay two of their deferred installments. This results in principal payments equivalent to three times the normal principal payments under the Senior Loan, due to the required repayment of the deferred installments. During the second and fourth quarters of both 2015 and 2016, when each of the AHTS SPVs will be required to repay one of their deferred installments, the principal payments will be double the normal principal payments under the Senior Loan, due to the required repayment of the deferred installments. The current operations of the vessels in aggregate do not provide sufficient cash flow to fund these additional principal payments. Unless we are able to raise additional equity, or our operations result in increased liquidity, it is possible that stressed liquidity could again lead to an Event of Default under the Senior Loan during the repayment period.

The Nord/LB Deferral also includes a requirement that $6,508,000 (EUR 5,000,000) be contributed as additional capital to the AHTS SPVs, and that additional security totaling $13,016,000 (EUR 10,000,000) be made available, both required on or before May 11, 2012. The additional security can also be fulfilled via the sale of vessels generating proceeds sufficient to fulfill the terms, with such proceeds being retained in the AHTS SPVs and applied toward the outstanding deferred amounts on a pro rata basis among all twelve AHTS SPVs. If no such sale has occurred prior to June 30, 2012, the additional security may be realized by Nord/LB. If we are unable to fund these requirements under the Nord/LB Deferral, the Nord/LB Deferral will not become fully effective, and we will be in renewed default under the Senior Loan.

The interest rate applicable to the deferred amounts is EURIBOR plus 2.5%, effective from the date that the conditions above with respect to the additional capital contributions and the additional security are satisfied. The Nord/LB Deferral also increases the margin on the outstanding balance under the Senior Loan by 0.29%, from 1.375% to 1.665%, effective from January 26, 2012 forward. In addition, the Nord/LB Deferral prohibits distributions to the shareholders of the AHTS SPVs, which include our German Subsidiary, until the deferred installments and the Nord/LB Working Capital Facility, discussed below, are fully repaid. The time period for which our AHTS SPVs are unable to make distributions due to this stipulation will depend on several factors, including the market for day rates for our vessels, our ability to operate our vessels profitably, sale prices for our vessels if we were to decide to sell vessels to generate sufficient liquidity for repayment of the Nord/LB Deferral and the Nord/LB Working Capital Facility, and other factors impacting our operations as discussed in our Annual Report on Form 10-K for the year ended December 31, 2010.

The Nord/LB Deferral also includes a deferral of a portion of the management fees paid to Hartmann Offshore GmbH & Co., KG, stipulations that any excess cash, as defined in the agreement, be utilized to repay the deferred installments, and financial covenants stipulating that the AHTS SPVs maintain certain ratios throughout the remaining term of the Senior Loan.

Addendum No. 1 to Nord/LB Working Capital Facility

On December 6, 2010, ATL Offshore entered into a working capital facility agreement with Nord/LB (the “Nord/LB Working Capital Facility”), under which $13,421,000 (EUR 10,000,000) was made available to the AHTS SPVs. The amount available under the facility was fully drawn and remains outstanding, therefore no further draws are available under the facility. The original due date of the facility fell on December 31, 2012. On January 26, 2012, ATL Offshore entered into an addendum to the Nord/LB Working Capital Facility which extends the due date of the Nord/LB Working Capital Facility until December 30, 2016 provided the terms of the Nord/LB Deferral with respect to the capital contributions and additional security are met, and makes other amendments to bring the terms of the Nord/LB Working Capital Facility into agreement with the terms in the Nord/LB Deferral.

Rescission of Capital Calls

In addition to the execution of the Nord/LB Deferral, on January 26, 2012, ATL Offshore informed Suresh Capital Maritime Partners Germany GmbH (our “German Subsidiary”) of the rescission of capital calls in the aggregate amount of approximately $20,474,168 (EUR 15,730,000) with respect to five of the AHTS SPVs in which our German Subsidiary invested. The capital calls were due November 25, 2011, which due date was subsequently extended until January 31, 2012. Due to the terms regarding the additional capital contributions and additional security required under the Nord/LB Deferral, it is possible that the capital calls will be renewed as the May 11, 2012 date approaches. Therefore, we will be pursuing options to raise additional liquidity, which may include the issuance of debt or equity securities, and are exploring various alternatives in this regard, including but not limited to selling some of our AHTS vessels. We may also seek to sell additional AHTS vessels, or enter into sale-leaseback or other equivalent transactions to raise liquidity. However, there can be no assurances that we will be able to raise any such additional funds or sell any additional vessels on terms acceptable to us or at all. If capital is called by ATL Offshore and we are unable to fund the capital contribution by the due date set, ATL Offshore may be entitled to expel our German Subsidiary from the German limited partnerships immediately without further notice.

Note Regarding Currency Conversion

Our functional currency is the U.S. dollar. However, the functional currency of our AHTS SPVs is the Euro. All amounts are stated in U.S. dollars (“USD”), and where the amount relates to an AHTS SPV, the amount has been translated to Euros (“EUR”) following the USD amount. Amounts related to future payments which are payable in EUR have been stated in USD and translated using the exchange rate as of January 26, 2012. Amounts shown in narrative statements related to payments made in the past have been translated using the exchange rate on the date the transaction occurred.

Forward-Looking Statements

Certain statements contained or incorporated by reference in this Form 8-K including without limitation statements containing the words “believe,” “anticipate,” “attainable,” “forecast,” “will,” “may,” “expect(ation),” “envision,” “project,” “budget,” “objective,” “goal,” “target(ing),” “estimate,” “could,” “should,” “would,” “conceivable,” “intend,” “possible,” “prospects,” “foresee,” “look(ing) for,” “look to,” and words of similar import, are forward-looking statements within the meaning of the federal securities laws. Forward-looking statements appear in a number of places and include statements with respect to, among other things:

- forecasts about our ability to make cash distributions on the units;

- planned capital expenditures and availability of capital resources to fund capital expenditures;

- future supply of, and demand for, products that will be shipped, supplied or otherwise supported by our vessels;

- expected demand in the maritime shipping industry in general and for our vessels in particular;

- our ability to maximize the use of our vessels;

- estimated future capital maintenance expenditures;

- the absence of future disputes;

- increasing emphasis on environmental and safety concerns;

- our future financial condition or results of operations and our future revenues and expenses;

- our business strategy and other plans and objectives for future operations; and

- any statements contained herein that are not statements of historical fact.

These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Accordingly, our actual results or performance may differ significantly, positively or negatively, from forward-looking statements. Unanticipated events and circumstances are likely to occur. Important factors that could cause our actual results of operations or financial condition to differ include, but are not limited to:

- inability to raise sufficient capital;

- fluctuations in charter rates or operating expenses;

- insufficient cash or losses from operations;

- inability to achieve or maintain sufficient utilization of our vessels to cover debt service payments and operating expenses;

- intense competition in the anchor handling tug supply ship or multipurpose bulk carrier industries;

- the occurrence of marine accidents or other hazards;

- fluctuations in currency exchange rates and/or interest rates;

- delays or cost overruns in the construction of new vessels;

- changes in international trade agreements;

- adverse developments in the marine transportation business; and

- other financial, operational and legal risks and uncertainties detailed from time to time in our Securities and Exchange Commission filings, including those set forth in our Annual Statement on Form 10-K for the year ended December 31, 2010, under Item 1A. Risk Factors.

All forward-looking statements included in this Form 8-K and all subsequent written or oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description
10.1	Addendum No. 3 to the Loan Agreement by and among Norddeutsche Landesbank Girozentrale, as Lender, Mandated Lead Arranger and Agent, ATL Offshore GmbH & Co. MS “Juist” KG, ATL Offshore GmbH & Co. MS “Norderney” KG, ATL Offshore GmbH & Co. “Isle of Baltrum” KG, ATL Offshore GmbH & Co. “Isle of Langeoog” KG, ATL Offshore GmbH & Co. “Isle of Amrum” KG, ATL Offshore GmbH & Co. “Isle of Sylt” KG, ATL Offshore GmbH & Co. “Isle of Wangerooge” KG, ATL Offshore GmbH & Co. “Isle of Neuwerk” KG, ATL Offshore GmbH & Co. “Isle of Usedom” KG, ATL Offshore GmbH & Co. “Isle of Fehmarn” KG, ATL Offshore GmbH & Co. “Isle of Memmert” KG, and ATL Offshore GmbH & Co. “Isle of Mellum” KG, as jointly and severally liable borrowers.

10.2	Addendum No. 1 to the Working Capital Facility Agreement by and among Norddeutsche Landesbank Girozentrale, as Lender, Mandated Lead Arranger and Agent, ATL Offshore GmbH & Co. MS “Juist” KG, ATL Offshore GmbH & Co. MS “Norderney” KG, ATL Offshore GmbH & Co. “Isle of Baltrum” KG, ATL Offshore GmbH & Co. “Isle of Langeoog” KG, ATL Offshore GmbH & Co. “Isle of Amrum” KG, ATL Offshore GmbH & Co. “Isle of Sylt” KG, ATL Offshore GmbH & Co. “Isle of Wangerooge” KG, ATL Offshore GmbH & Co. “Isle of Neuwerk” KG, ATL Offshore GmbH & Co. “Isle of Usedom” KG, ATL Offshore GmbH & Co. “Isle of Fehmarn” KG, ATL Offshore GmbH & Co. “Isle of Memmert” KG, and ATL Offshore GmbH & Co. “Isle of Mellum” KG, as jointly and severally liable borrowers.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

III to I Maritime Partners Cayman I, L.P.
(Registrant)

	By:	III to I International Maritime Solutions Cayman, Inc.
Its General Partner
	By:	/s/ Michelle K. Baird
Michelle K. Baird
Director and Chief Financial Officer
(Duly authorized to sign this report on behalf of the Registrant)
Date: February 1, 2012

EXHIBIT INDEX

Exhibit Number	Description
10.1	Addendum No. 3 to the Loan Agreement by and among Norddeutsche Landesbank Girozentrale, as Lender, Mandated Lead Arranger and Agent, ATL Offshore GmbH & Co. MS “Juist” KG, ATL Offshore GmbH & Co. MS “Norderney” KG, ATL Offshore GmbH & Co. “Isle of Baltrum” KG, ATL Offshore GmbH & Co. “Isle of Langeoog” KG, ATL Offshore GmbH & Co. “Isle of Amrum” KG, ATL Offshore GmbH & Co. “Isle of Sylt” KG, ATL Offshore GmbH & Co. “Isle of Wangerooge” KG, ATL Offshore GmbH & Co. “Isle of Neuwerk” KG, ATL Offshore GmbH & Co. “Isle of Usedom” KG, ATL Offshore GmbH & Co. “Isle of Fehmarn” KG, ATL Offshore GmbH & Co. “Isle of Memmert” KG, and ATL Offshore GmbH & Co. “Isle of Mellum” KG, as jointly and severally liable borrowers.

10.2	Addendum No. 1 to the Working Capital Facility Agreement by and among Norddeutsche Landesbank Girozentrale, as Lender, Mandated Lead Arranger and Agent, ATL Offshore GmbH & Co. MS “Juist” KG, ATL Offshore GmbH & Co. MS “Norderney” KG, ATL Offshore GmbH & Co. “Isle of Baltrum” KG, ATL Offshore GmbH & Co. “Isle of Langeoog” KG, ATL Offshore GmbH & Co. “Isle of Amrum” KG, ATL Offshore GmbH & Co. “Isle of Sylt” KG, ATL Offshore GmbH & Co. “Isle of Wangerooge” KG, ATL Offshore GmbH & Co. “Isle of Neuwerk” KG, ATL Offshore GmbH & Co. “Isle of Usedom” KG, ATL Offshore GmbH & Co. “Isle of Fehmarn” KG, ATL Offshore GmbH & Co. “Isle of Memmert” KG, and ATL Offshore GmbH & Co. “Isle of Mellum” KG, as jointly and severally liable borrowers.